REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM




To the Shareholders and
Board of Trustees of
Investment Managers Series Trust
Milwaukee, Wisconsin 53202


In planning and performing our audit of the financial statements of EuroPac International
Value Fund, EuroPac International Bond Fund,
EuroPac Hard Asset Fund, EP China Fund, EP
Asia Small Companies Fund, EP Latin America
Fund, EP Strategic US Equity Fund, EP Gold
Fund and EuroPac International Dividend
Income Fund (the Funds), each a series of Investment Managers Series Trust, as of and for the period ended October 31, 2014, in accordance with the standards of the Public
Company Accounting Oversight Board (United
States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds are responsible
for establishing and maintaining effective
internal control over financial reporting.   In
fulfilling this responsibility, estimates and
judgments by management are required to
assess the expected benefits and related costs
of controls.   A companys internal control over
financial reporting is a process designed to
provide reasonable assurance regarding the
reliability of financial reporting and the
preparation of financial statements for external
purposes in accordance with generally accepted
accounting principles.   A companys internal
control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control
over financial reporting may not prevent or
detect misstatements.   Also, projections of any
evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial
reporting exists when the design or operation of
a control does not allow management or
employees, in the normal course of performing
their assigned functions, to prevent or detect
misstatements on a timely basis.   A material
weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control
over financial reporting was for the limited
purpose described in the first paragraph and
would not necessarily disclose all deficiencies
in internal control that might be material
weaknesses under standards established by the
Public Company Accounting Oversight Board
(United States).   However, we noted no
deficiencies in the Funds internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of October 31, 2014.

This report is intended solely for the
information and use of management,
Shareholders and Board of Trustees of
Investment Managers Series Trust and the
Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.




TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 30, 2014